Exhibit 23





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-55118 on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of GMAC Insurance Personal Lines Retirement Savings Plan for the year ended December 31, 2005.



/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Raleigh, NC
June 27, 2006